Exhibit 5.1

January 8, 2010

Penn Virginia GP Holdings, L.P.
Three Radnor Corporate Center, Suite 300
100 Matsonford Road
Radnor, Pennsylvania 19087

Re:           Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Penn Virginia GP Holdings, L.P., a Delaware limited partnership (the “Partnership”), with respect to certain legal matters in connection with the preparation and filing of a registration statement on Form S-3 (the “Registration Statement”) by the Partnership under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale by the selling unitholders named therein from time to time, pursuant to Rule 415 under the Securities Act, of up to an aggregate of 20,077,429 common units representing limited partnership interests in the Partnership (the “Selling Unitholder Units”), to be sold by the selling unitholders, as described in the Registration Statement.

We have also participated in the preparation of the prospectus (the “Prospectus”) contained in the Registration Statement to which this opinion is an exhibit. Capitalized terms not defined herein shall have the meanings ascribed to them in the Prospectus.

 We have examined the Registration Statement, including the Prospectus, the Second Amended and Restated Agreement of Limited Partnership of the Partnership, as amended (the “Partnership Agreement”), the Certificate of Limited Partnership (the “Certificate”) filed with the Secretary of State of Delaware pursuant to the Delaware Revised Uniform Limited Partnership Act in connection with the formation of the Partnership and such other documents as we have deemed necessary or appropriate for purposes of this opinion. In addition, we have reviewed certain certificates of officers of the general partner of the Partnership and of public officials, and we have relied on such certificates with respect to certain factual matters that we have not independently established.

In connection with this opinion, we have assumed that:

(1)	The Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective;

(2)	A Prospectus Supplement will have been prepared and filed with the Commission describing the Selling Unitholder Units offered thereby;

Vinson & Elkins LLP Attorneys at Law Austin Beijing Dallas Dubai Houston London Moscow New York Shanghai Tokyo Washington	666 Fifth Avenue, 26th Floor New York, NY 10103-0040 Tel 212.237.0000 Fax 212.237.0100 www.velaw.com

January 8, 2010  Page 2

(3)
All Selling Unitholder Units will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; and

(4)
A definitive purchase, underwriting or similar agreement with respect to any Selling Unitholder Units offered will have been duly authorized and validly executed and delivered by the Partnership and the other parties thereto.

Based upon and subject to the foregoing, we are of the opinion that the Selling Unitholder Units have been duly authorized and validly issued and are fully paid and nonassessable (except as such nonassessability may be affected as described in the Registration Statement under the caption “Material Provisions of the Partnership Agreement of Penn Virginia GP Holdings, L.P.—Limited Liability”).

The opinions expressed herein are qualified in the following respects:

(1)
We have assumed, without independent verification, that the certificates for the Selling Unitholder Units will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of such units.

(2)
We have assumed that (i) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine and (ii) each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete.

This opinion is limited in all respects to federal laws, the Delaware Revised Uniform Limited Partnership Act and the Constitution of the State of Delaware, as interpreted by the courts of the State of Delaware and of the United States.

We hereby consent to the references to this firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an Exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.

Vinson & Elkins L.L.P.

Vinson & Elkins LLP Attorneys at Law Austin Beijing Dallas Dubai Houston London Moscow New York Shanghai Tokyo Washington	666 Fifth Avenue, 26th Floor New York, NY 10103-0040 Tel 212.237.0000 Fax 212.237.0100 www.velaw.com